Exhibit 99.4

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.		For	Against	Abstain
1.	To approve and adopt the arrangement agreement and the transactions contemplated thereby (including the merger);	☐	☐	☐
2.	To approve, on a non-binding advisory basis, certain compensatory arrangements between Endo and its named executive officers relating to the merger contemplated by the arrangement agreement;	☐	☐	☐
3.

To approve the creation of “distributable reserves” of New Endo, which are required under Irish law in order to allow New Endo to make distributions and pay dividends and to purchase or redeem shares in the future by reducing some or all of the share premium of New Endo;

		☐	☐	☐

4.	To approve any motion to adjourn the special meeting or any adjournment thereof, if necessary, (i) to solicit additional proxies if there are not sufficient votes in favor of the proposal at the time fo the special meeting to adopt the arrangement agreement and transactions contempated thereby (including the merger), (ii) to provide Endo shareholders in advance of the special meeting any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information which is material to the Endo shareholders voting at the special meeting.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000190453_1 R1.0.0.51160

02    0000000000

2014 SPECIAL MEETING ADMISSION TICKET

ENDO HEALTH SOLUTIONS INC.

2014 SPECIAL MEETING OF STOCKHOLDERS

Wednesday, February 26, 2014 10:00 a.m. (EDT)

Endo Health Solutions

1400 Atwater Drive

Malvern, Pennsylvania 19355

Please present this ticket for admittance to the 2014 Special Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the 2014 Special Meeting of Stockholders:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, Prospectus is/are available at www.proxyvote.com.

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ENDO HEALTH SOLUTIONS INC. 2014 SPECIAL MEETING OF STOCKHOLDERS WEDNESDAY, FEBRUARY 26, 2014 10:00 AM (EDT) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Endo Health Solutions Inc., a Delaware corporation, hereby (1) acknowledges receipt of the Notice of the 2014 Special Meeting of Stockholders and accompanying Proxy Statement/Prospectus and (2) appoints Rajiv De Silva and Suketu P. Upadhyay, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Endo Health Solutions Inc. held of record by the undersigned at the close of business on January 22, 2014, at the Special Meeting of Stockholders to be held at the corporate headquarters of Endo Health Solutions, 1400 Atwater Drive, Malvern, Pennsylvania 19355 on February 26, 2014, and at any adjournment or postponement thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000190453_2 R1.0.0.51160